CONTACTS:	James Winschel, Senior Vice-President and Chief Financial Officer
Jill Baker, Senior Director of Investor Relations
(781) 434-4118

PAREXEL REPORTS THIRD QUARTER FISCAL 2003 FINANCIAL RESULTS

– Revenue grows by 18.1% year-over-year –

- Operating margin improves by 2.2 percentage points year-over-year to 6.3% -

Boston, MA, April 23, 2003 – PAREXEL International Corporation (Nasdaq: PRXL) today announced its financial results for the third quarter and nine months ended March 31, 2003.

For the three months ended March 31, 2003, PAREXEL’s consolidated service revenue grew approximately 18.1% to $132.3 million compared with consolidated service revenue of $112.0 million in the prior year quarter. Operating income was $8.3 million, or 6.3% of consolidated service revenue, versus operating income of $4.6 million, or 4.1% of consolidated service revenue in the comparable quarter of the prior year. Net income for the quarter was $4.4 million or $0.17 per diluted share, compared with net income of $3.7 million, or $0.14 per diluted share, for the quarter ended March 31, 2002.

Service revenue for the third quarter was $81.5 million in Clinical Research Services, $26.3 million in the PAREXEL Consulting Group, $17.9 million in Medical Marketing Services, and $6.6 million in Perceptive Informatics, Inc.

For the nine months ended March 31, 2003, consolidated service revenue was $374.0 million versus consolidated service revenue of $320.7 million in the prior year period, an increase of approximately 16.6%. Operating income for the current nine-month period was $17.0 million compared with $11.3 million in the prior year nine-month period. Net income for the nine months was $7.8 million or $0.30 per diluted share, compared with $9.2 million, or $0.36 per diluted share in the prior year nine-month period. On a proforma basis, operating income for the current nine-month period was $22.9 million, net income was $11.5 million, and earnings per diluted share were $0.45. The proforma results do not include a $5.9 million facilities-related restructuring charge recorded in the second quarter of FY 2003 as a result of changes in prior assumptions regarding certain previously abandoned leased facilities. The Company believes that presenting the preceding proforma information, and the proforma earnings per diluted share information discussed below, gives investors a better indication of the Company’s expectations for earnings going forward. Management uses this proforma information internally to evaluate the Company’s performance and manage its operations because management believes that this proforma information facilitates period-to-period comparisons. A reconciliation of Generally Accepted Accounting Principles (GAAP) results to the proforma results may be found in the attached financial tables.

Mr. Josef H. von Rickenbach, PAREXEL’s Chairman and Chief Executive Officer stated, “This quarter PAREXEL achieved strong year-over-year revenue growth of more than 18%, and improved operating margin by 220 basis points. We believe that the relentless dedication and focus that our employees and management team have had on improving profitability have enabled us to achieve these results.”

The Company reconfirmed the forward-looking guidance regarding revenue and earnings per share estimates that it had issued in a press release on April 8, 2003, as follows. For the fourth quarter of Fiscal 2003, the Company anticipates reporting service revenue in the range of $133 to $136 million and earnings per diluted share of approximately $0.19 to $0.21. Achieving those objectives would result in consolidated service revenue for Fiscal 2003 (ending June 30, 2003), in the range of $505 to $510 million, and earnings per diluted share as defined by GAAP in the range of $0.50 to $0.52, and on a proforma basis in the range of $0.64 to $0.66 (excluding the restructuring charge reported in the second quarter of FY 2003). On a GAAP basis for Calendar 2003, the Company anticipates reporting consolidated service revenue of between $520 and $540 million, and earnings per diluted share of between $0.76 and $0.79.

PAREXEL’s Third Quarter Fiscal 2003 Earnings Conference Call will begin at 10 a.m. ET on Wednesday, April 23rd and will be broadcast live over the internet via webcast. The webcast may be accessed in the “Webcasts” portion of the Investor Relations section of the Company’s website at http://www.parexel.com. Users should follow the instructions provided to assure that the necessary audio applications are downloaded and installed. A replay of this webcast will be archived on the website approximately two hours after the call and will continue to be accessible for approximately one year following the live event. To participate via telephone, dial (212) 676-5376 and ask to join the PAREXEL quarterly conference call.

PAREXEL is one of the largest biopharmaceutical outsourcing organizations in the world, providing a broad range of knowledge-based contract research, medical marketing and consulting services to the worldwide pharmaceutical, biotechnology and medical device industries. With a commitment to providing solutions that expedite time-to-market and peak market penetration, PAREXEL has developed significant expertise in clinical trials management, data management, biostatistical analysis, medical marketing, clinical pharmacology, regulatory and medical consulting, industry training and publishing and other drug development consulting services. Its information technology subsidiary, Perceptive Informatics, Inc., develops and offers a portfolio of sophisticated and innovative technology-based products and services that facilitate clinical drug development and are designed to decrease time to peak sales. The technology portfolio includes web-based portal solutions and tracking tools, Interactive Voice Response Systems (IVRS), Clinical Trial Management Systems (CTMS), electronic data capture (EDC), and electronic diary solutions. Perceptive also offers advanced medical diagnostics services to assess rapidly and objectively the safety and efficacy of new drugs, biologics, and medical devices in clinical trials. PAREXEL’s integrated services, therapeutic area depth and sophisticated information technology, along with its experience in global drug development and product launch services, represent key competitive strengths. Headquartered near Boston, MA, PAREXEL operates in 58 locations throughout 36 countries around the world, and has approximately 5,100 employees.

This release contains “forward-looking” statements regarding future results and events, including statements regarding the Company’s existing capital resources and future cash flows from operations, and statements regarding expected financial results, future growth and customer demand that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects” and similar expressions are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from recent restructurings; the loss, modification, or delay of contracts; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth, and attract and retain employees; the Company’s ability to complete additional acquisitions and to integrate newly acquired businesses or enter into new lines of business; government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry; competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on February 28, 2003, which “Risk Factors” discussion is incorporated by reference in this press release. The forward-looking statements included in this press release represent the Company’s estimates as of the date of this release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(In thousands, except per share data)

	(Unaudited)
	For the three months ended March 31,

	2003	2002

Service revenue	$132,263	$112,027
Reimbursement revenue	26,899	32,863

Total revenue	$159,162	$144,890
Costs and expenses:
Direct costs	86,176	77,500
Reimbursable out-of-pocket expenses	26,899	32,863
Selling, general and administrative	32,499	25,761
Depreciation and amortization	5,307	4,210

Income from operations	8,281	4,556
Other income (loss)	(740)	1,521

Income before income taxes	7,541	6,077
Provision for income taxes	2,936	2,301
Minority interest	230	65

Net income	$4,375	$3,711

Earnings per common share:
Basic	$0.17	$0.15
Diluted	$0.17	$0.14
Shares used in computing earnings per common share:
Basic	25,376	24,984
Diluted	25,825	25,729

	(Preliminary)
	March 31,	December 31,	June 30,
Balance Sheet Information	2003	2002	2002

Billed accounts receivable, net	$138,508	$146,220	$131,483
Unbilled accounts receivable, net	82,853	86,796	93,230
Deferred revenue	(134,390)	(141,392)	(114,723)

Net receivables	$86,971	$91,624	$109,990

Cash and marketable securities	$76,130	$80,076	$66,109
Working capital	$129,628	$140,470	$138,020
Total assets	$443,390	$436,508	$407,161
Stockholders’ equity	$219,312	$210,668	$200,077

Quarterly Supplemental Financial Data	For the three months ended

	March 31,	December 31,	June 30,
	2003	2002	2002

Total revenue	$159,162	$149,409	$162,363
Investigator fees	18,578	20,647	17,240

Gross revenue	$177,740	$170,056	$179,603

DSO	44	50	56

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(In thousands, except per share data)

	(Unaudited)
	For the three months ended

	March 31, 2003	December 31, 2002

		As Reported	Adjustments		Proforma

Income from operations	$8,281	$1,733	$5,886	(a)	$7,619
Other income (loss)	(740)	(1,279)			(1,279)

Income before income taxes	7,541	454	5,886		6,340
Provision for income taxes	2,936	182	2,119		2,301
Minority interest	230	130			130

Net income	$4,375	$142	$3,767		$3,909

Earnings per common share:
Basic	$0.17	$0.006	$0.149		$0.15
Diluted	$0.17	$0.006	$0.149		$0.15
Shares used in computing earnings per common share:
Basic	25,376	25,242			25,242
Diluted	25,825	25,485			25,485

(a)	Facility-related restructuring charge resulting from changes in prior assumptions regarding certain previously abandoned leased facilities.

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(In thousands, except per share data)

	(Unaudited)
	For the nine months ended March 31,

	2003				2002

	As Reported	Adjustments		Pro Forma

Service revenue	$373,964			$373,964	$320,741
Reimbursement revenue	80,793			80,793	81,821

Total revenue	$454,757			$454,757	$402,562
Costs and expenses:
Direct costs	248,662			248,662	223,120
Reimbursable out-of-pocket expenses	80,793			80,793	81,821
Selling, general and administrative	87,244			87,244	73,191
Depreciation and amortization	15,155			15,155	13,156
Restructuring expense	5,886	(5,886	)(a)	—	—

Income from operations	17,017	5,886		22,903	11,274
Other income (loss)	(3,122)			(3,122)	4,562

Income before income taxes	13,895	5,886		19,781	15,836
Provision for income taxes	5,596	2,119		7,715	6,033
Minority interest	519			519	568

Net income	$7,780	$3,767		$11,547	$9,235

Earnings per common share:
Basic	$0.31	$0.15		$0.46	$0.37
Diluted	$0.30	$0.15		$0.45	$0.36
Shares used in computing earnings per common share:
Basic	25,238			25,238	24,880
Diluted	25,511			25,511	25,547

a)	Facility-related restructuring charge resulting from changes in prior assumptions regarding certain previously abandoned leased facilities.

PAREXEL International Corporation
Segment Information
($ in thousands)

	Three months ended		Nine months ended
	March 31,		March 31,

	2003	2002	2003	2002

Clinical Research Services (CRS)
Service revenue	$81,496	$64,786	$228,542	$188,925
% of total service revenue	61.6%	57.8%	61.1%	58.9%
Gross profit	$31,384	$20,656	$82,036	$60,926
Gross margin % of service revenue	38.5%	31.9%	35.9%	32.2%
The PAREXEL Consulting Group (PCG)
Service revenue	$26,248	$25,776	$76,122	$71,205
% of total service revenue	19.8%	23.0%	20.4%	22.2%
Gross profit	$6,563	$7,378	$20,392	$18,982
Gross margin % of service revenue	25.0%	28.6%	26.8%	26.7%
Medical Marketing Services (MMS)
Service revenue	$17,940	$16,211	$52,338	$46,190
% of total service revenue	13.6%	14.5%	14.0%	14.4%
Gross profit	$5,456	$5,260	$16,900	$15,039
Gross margin % of service revenue	30.4%	32.4%	32.3%	32.6%
Perceptive Informatics, Inc. (PII)
Service revenue	$6,579	$5,254	$16,962	$14,421
% of total service revenue	5.0%	4.7%	4.5%	4.5%
Gross profit	$2,684	$1,233	$5,974	$2,674
Gross margin % of service revenue	40.8%	23.5%	35.2%	18.5%
Total consolidated service revenue	$132,263	$112,027	$373,964	$320,741
Total gross profit	$46,087	$34,527	$125,302	$97,621
Gross Margin % of consolidated service revenue	34.8%	30.8%	33.5%	30.4%